COVANTA ENERGY Logo



FOR IMMEDIATE RELEASE



               COVANTA ENERGY CORPORATION REPORTS RESULTS FOR 2000


          - Company Posts Recurring Base EBIT of $104 Million for 2000,
                     30% Increase Over Year-Before Period -

    - Results Reflect Company's Transformation to Pure-Play Energy Company -



NEW YORK, March 28, 2001 - Covanta Energy Corporation (NYSE: COV), formerly known as Ogden Corporation, today reported results for the full year and fourth quarter ended December 31, 2000.

Recurring base earnings before interest and taxes (EBIT) from the Company's continuing Energy operations were $104 million for the year 2000, compared to $80 million for 1999. On a consolidated basis, including the loss from discontinued operations of $144 million and a non-cash charge for the write-down of assets held for sale of $77 million, the Company reported a net loss of $229 million, or $4.63 per diluted share, for the year.

"Our 2000 results - including a 30% year-over-year increase in our recurring base Energy EBIT - demonstrate the continued successful execution of our strategy to build a solid operating platform for our Energy business and enhance shareholder value," said Scott G. Mackin, Covanta's President and Chief Executive Officer. "The adoption of Covanta Energy as our new corporate name reflects our transformation to a pure-play energy company and our commitment to continued performance and sustained profitable growth in the independent power industry."

FULL YEAR RESULTS
                                                              FOR THE YEAR
ENERGY:                                                 ENDED DECEMBER 31, ($MM)
                                                        ========================
    EBIT                                                 2000             1999
                                                         ----             ----
    Recurring base EBIT                                   104               80
    Non-recurring items                                   (25)             (18)
                                                         ----             ----
    Total Energy EBIT                                      79               62

NON-ENERGY:
    Other segment operating loss                          (26)             (23)
    Write down of assets                                  (77)              --
    Unallocated corporate overhead                        (60)             (51)

INTEREST EXPENSE, NET                                     (36)             (31)
                                                         ----             ----

PRE TAX LOSS                                             (120)             (43)

INCOME TAX BENEFIT                                         34                7
                                                         ----             ----

LOSS FROM CONTINUING OPERATIONS                           (86)             (36)

LOSS FROM DISCONTINUED OPERATIONS (net of tax)           (143)             (42)

Cumulative effect of change in accounting principle        --               (4)
                                                         ----             ----

CONSOLIDATED NET LOSS                                   $(229)            $(82)
                                                        ======            =====

For the year ended December 31, 2000, the Company reported EBIT from its Energy business of $79 million on revenues of $946 million, compared to EBIT of $62 million on revenues of $922 million in 1999. As previously announced, the Company finalized the sale of its OEES consulting business to AMEC, effective November 17, 2000, and is currently winding-down the two remaining projects in its OEES construction operations. The 2000 EBIT includes $25 million of non-recurring charges (net), consisting of $15 million of income principally associated with the receipt of insurance proceeds, which was more than offset by $18 million in losses at OEES and $22 million of one-time expenses. The one-time expenses result primarily from actions taken as a result of an extensive study by the Company, which examined overall energy operations and the methods of doing business. As a result, Covanta has reorganized its operating structure, redirected its development-spending program away from the Asian markets and has reduced overhead costs across the organization. In concert with these decisions, the Company announced the closure of its Hong Kong office.

The 1999 results include $18 million of non-recurring items, resulting primarily from losses and impairment charges at its OEES subsidiary, partially offset by a gain of $6 million from the sale of the Company's interest in an independent power production (IPP) joint venture and a net one-time gain of approximately $20 million principally related to the termination and restructuring of a service agreement, as well as insurance proceeds from a waste-to-energy (WTE) plant.

Adjusting for these items, the recurring base Energy EBIT for 2000 was $104 million, compared to $80 million for the comparable period in 1999. The increase in recurring EBIT of $24 million, or 30%, is largely due to increased production and favorable energy pricing, primarily at power plants in California, as well as at other IPP and WTE sites. The increase in recurring EBIT is also attributable to incremental income from the acquisition of the remaining interest in the Heber plant in California during 1999, as well as the Company's Quezon project in The Philippines, which came on stream in the second quarter of 2000. The Quezon project results are included in Energy equity income.

Revenues from continuing Energy operations for the year ended December 31, 2000 reflect an increase of $24 million over the comparable period in 1999. In addition to the factors noted above, the increase in Energy revenues is also favorably influenced by annual escalation adjustments at several facilities, plus incremental revenues realized by the full-year operation in 2000 of plants in Thailand and The Philippines, partially offset by the reduction in construction revenues.

The Company's 2000 non-energy results include pre-tax charges of $77 million, resulting from the write-down of assets held for sale at December 31, 2000 to their expected net realizable value. The expected unrealized gains from the sale of the remaining non-core assets will be recorded in the results from continuing operations, as such sales occur throughout 2001.

FOURTH QUARTER RESULTS
For the fourth quarter 2000, the Company recorded recurring base EBIT of $29 million, compared to $21 million for the comparable period in 1999. Including losses from discontinued operations and other special charges, the Company reported a net loss of $89 million, or $1.79 per diluted share, for the fourth quarter. The fourth quarter net loss is principally attributable to the asset write-downs described above.

                                                         FOR THE THREE MONTHS
                                                       ENDED DECEMBER 31, ($MM)
                                                       ========================
ENERGY:
    EBIT                                                2000               1999
                                                        ----               ----
    Recurring base EBIT                                   29                 21
    Non-recurring items                                  (22)               (32)
                                                        ----               ----

    Total Energy EBIT                                      7                (11)

NON-ENERGY:
    Other Segment operating loss                         (11)               (20)
    Write down of assets                                 (77)                --
    Unallocated corporate overhead                       (15)               (43)

INTEREST EXPENSE, NET                                     (9)                (9)
                                                        ----               ----
PRE TAX LOSS                                            (105)               (83)

INCOME TAX BENEFIT                                        31                 18
                                                        ----               ----
LOSS FROM CONTINUING OPERATIONS                          (74)               (65)

LOSS FROM DISCONTINUED OPERATIONS (net of tax)           (15)               (41)
                                                        ----               ----

CONSOLIDATED NET LOSS                                   $(89)             $(106)
                                                        =====             ======


For the three months ended December 31, 2000, the Company reported EBIT from its Energy business of $7 million, on revenues of $240 million, compared to a loss before interest and taxes in the comparable period of 1999 of $11 million, on revenues of $237 million. The fourth quarter 2000 EBIT reflects $22 million of non-recurring charges, including $3 million in losses at OEES and charges of $19 million related to the actions taken as a result of the restructuring study previously noted. The 1999 results include $32 million of non-recurring items, resulting from $36 million of losses and impairment charges at OEES, and a net one-time gain of approximately $4 million, principally related to insurance proceeds from a WTE plant.

Adjusting for these items, the recurring base Energy EBIT for the three months ended December 31, 2000, was $29 million, compared to $21 million for the comparable period of 1999. The increase in recurring EBIT of $8 million, or 38%, is primarily related to strong performance and enhanced pricing at a number of IPP and WTE sites, including power plants located in California. In addition, earnings before interest and taxes were favorably impacted by enhanced results at several facilities in The Philippines (primarily at Quezon) and at the Company's power plant at Haripur.

Revenues from continuing Energy operations for the three months ended December 31, 2000 increased $3 million over the comparable period of 1999. The increase in Energy revenues is primarily due to increased production, higher energy rates and annual escalation adjustments at several facilities, which contributed approximately $23 million. This increase was offset, in part, by a $7 million decrease in revenues following the disposition of the OEES consulting business, a $5 million anticipated reduction in construction revenues and an $8 million gain in 1999 related to insurance proceeds from a WTE facility.

MASTER CREDIT FACILITY
On March 14, 2001, the Company completed a master credit facility. The facility, which matures May 31, 2002, is secured and includes a revolving credit facility of approximately $146 million and coordinates the administration of the Company's existing credit facilities.

NON-CORE ASSET SALES
Covanta continues to make progress in its non-core asset sales process. Since the end of the third quarter, as previously announced, the Company completed the sale of its Fixed Base Operations business to the Latsis Group of Greece for approximately $27 million, the sale of its Aviation Ground Services business to John Menzies plc for approximately $105 million and the sale of the consulting operations of OEES to AMEC for approximately $18 million. As of December 31, 2000, as a result of the non-core asset sales process, the Company had received in excess of $440 million in cash proceeds and reduced related debt by approximately $119 million. In addition, during February 2001, the Company completed the sale of its interest in an Aviation ground handling operations joint venture at Rome's Fiumicino Airport for approximately $10 million. Numerous efforts are under way to conclude the sale of all non-core assets during 2001.

OUTLOOK
Based on the performance of the Company's Energy business in 2000, Covanta currently expects recurring earnings per share (EPS) for 2001 for its Energy business of between $1.18 and $1.22. Embedded in this EPS projection is an expectation that recurring base Energy EBIT will aggregate approximately $120 to $123 million. The projected 17% growth in year-over-year EBIT is primarily due to a full year's operation of the Quezon facility, partial year operation of two new generating plants located in Asia, and one plant located in Europe and reduced overhead throughout the Company's operations, partially offset by lower construction revenues, reduced contribution from the Mammoth project, our 50%-owned geothermal facility in California, and increased depreciation and operating costs as a result of Clean Air Act retrofits coming on-line.

                                *      *      *

Covanta Energy Corporation, formerly known as Ogden Corporation, is an internationally recognized designer, developer, owner and operator of power generation projects and provider of related infrastructure services. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. Additional information about Covanta can be obtained via the Internet at www.covantaenergy.com, or through the Company's automated information system at 866-COVANTA (268-2682).

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future financial performance. Although Covanta believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause Covanta's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following:
   -- Economic, capital market and other business conditions effecting power generation enterprises specifically and commerce generally including interest, inflation and exchange rates; weather conditions; creditworthiness of customers and suppliers, changes in fuel costs and supply; unscheduled outages; environmental incidents; electric transmission restraints; and risks and uncertainties associated with the recently deregulated energy industry;
   -- Trade, monetary, fiscal, taxation, energy regulation and environmental policies of governments, agencies and similar organizations in geographic areas where Covanta has a financial interest;
   -- Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight, including without limitation the impact of newly adopted FASB 133 relating to accounting for derivatives which is effective beginning January 1, 2001. The impact of FASB 133 will vary between accounting periods based on changes in pricing of various items bought and sold by the Company.
   -- Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
   -- Limitations on Covanta's ability to control the development or operation of projects in which Covanta has less than 100% interest;
   -- The lack of operating history at development projects provides only a limited basis for management to project the results of future operations;
   -- Risks associated with timely completion of development projects, including obtaining competitive contracts, obtaining regulatory and permitting approvals, local opposition, and construction delays;
   -- Factors associated with operating in foreign countries, including political instability and risk of war, expropriation and nationalization, renegotiation or nullification of existing contracts; changes in law; and the ability to convert foreign currency into United States dollars;
   -- Factors which would affect the performance of the Company's remaining assets and liabilities relating to the aviation and entertainment businesses, including the demand for its fueling services, utilization of the Corel and Anaheim arenas and indemnity and other claims relating to disposed of operations.
   -- Other business or investment considerations that may be disclosed from time to time in Covanta's Securities and Exchange Commission filings or in other publicly disseminated written documents.

Covanta undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Covanta's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding these risks and uncertainties, review Covanta's filings with the Securities and Exchange Commission.


                                    *  *  *

Contacts:    Investor Relations:
             -------------------
             Louis M. Walters, 973-882-7260

             Media Relations:
             Eric Berman, Adam Weiner, David Lilly
             Kekst & Company, 212-521-4800


                               -- TABLES FOLLOW --

                                OGDEN CORPORATION
                                    EARNINGS
                                 (000's Omitted)

                                                Quarter ended December 31,
                                          ----------------------------------
                                               2000               1999
                                          ---------------    ---------------


ENERGY SEGMENT:
REVENUE
Energy Operations                            $ 216,921          $ 202,746
OEES                                            22,995             33,946
                                             ---------          ---------

TOTAL ENERGY REVENUE                           239,916            236,692
                                             ---------          ---------

DIRECT COSTS
Energy Operations                              196,453            163,953
OEES                                            24,407             66,322
                                             ---------          ---------

TOTAL ENERGY DIRECT COSTS                      220,860            230,275
                                             ---------          ---------

GROSS MARGIN
Energy Operations                               20,468             38,793
OEES                                            (1,412)           (32,376)
                                             ---------          ---------

TOTAL ENERGY GROSS MARGIN                       19,056              6,417
% of Revenue                                     7.94%              2.71%

S.G.& A.
Energy Operations                               17,095             13,691
OEES                                             1,444              3,985
                                             ---------          ---------

TOTAL ENERGY S.G.& A.                           18,539             17,676


ENERGY OPERATING INCOME                            517            (11,259)
% of Revenue                                     0.22%             -4.76%

ENERGY EQUITY INCOME                             8,257              3,633

Minority interests                              (1,632)            (2,998)
                                             ---------          ---------

ENERGY EBIT                                      7,142            (10,624)

OTHER SEGMENT*-
Operating Loss                                 (10,564)           (20,591)

Write down of assets                           (77,240)
Unallocated corporate overhead                 (14,960)           (43,339)
Interest-Net                                    (9,258)            (8,891)
                                             ---------          ---------

Pre-tax loss                                  (104,880)           (83,445)
Income taxes                                    31,146             18,475
                                             ---------          ---------

LOSS FROM CONTINUING OPERATIONS                (73,734)           (64,970)
                                             ---------          ---------

LOSS FROM DISCONTINUED OPERATIONS              (14,793)           (40,968)
                                             ---------          ---------

COMPANY NET LOSS)                            $ (88,527)         $(105,938)
                                             =========          =========


EPS-Continuing operations
Basic                                        $   (1.49)         $   (1.31)
Fully Diluted                                $   (1.49)         $   (1.31)

EPS-Discontinued operations
Basic                                        $   (0.30)         $   (0.83)
Fully Diluted                                $   (0.30)         $   (0.83)


*Other Segment Revenues total $13,077 and $21,141 for the quarters ended December 31, 2000 and 1999, respectively.

                                OGDEN CORPORATION
                                    EARNINGS
                                 (000's Omitted)

                                                             Year ended December 31,
                                                         ------------------------------
                                                              2000            1999
                                                         --------------  --------------
ENERGY SEGMENT:
REVENUE
Energy Operations                                             $830,911        $777,056
OEES                                                           115,275         145,043
                                                         --------------  --------------

TOTAL ENERGY REVENUE                                           946,186         922,099
                                                         --------------  --------------

DIRECT COSTS
Energy Operations                                              697,474         629,400
OEES                                                           123,897         173,437
                                                         --------------  --------------

TOTAL ENERGY DIRECT COSTS                                      821,371         802,837
                                                         --------------  --------------

GROSS MARGIN
Energy Operations                                              133,437         147,656
OEES                                                            (8,622)        (28,394)
                                                         --------------  --------------

TOTAL ENERGY GROSS MARGIN                                      124,815         119,262
% of Revenue                                                    13.19%          12.93%

S.G.& A.
Energy Operations                                               55,918          48,700
OEES                                                             9,384          15,960
                                                         --------------  --------------

TOTAL ENERGY S.G.& A.                                           65,302          64,660
                                                         --------------  --------------

ENERGY OPERATING INCOME                                         59,513          54,602
% of Revenue                                                     6.29%           5.92%

ENERGY EQUITY INCOME                                            24,071          13,005

Minority interests                                              (4,781)         (6,176)
                                                         --------------  --------------

ENERGY EBIT                                                     78,803          61,431

OTHER SEGMENT*-
Operating Loss                                                 (26,218)        (22,731)

Write down of assets                                           (77,240)
Unallocated corporate overhead                                 (59,768)        (51,210)
Interest-Net                                                   (35,347)        (30,697)
                                                         --------------  --------------

Pre-tax loss                                                  (119,770)        (43,207)
Income taxes                                                    34,149           6,917
                                                         --------------  --------------

LOSS FROM CONTINUING OPERATIONS                                (85,621)        (36,290)
                                                         --------------  --------------

LOSS FROM DISCONTINUED OPERATIONS                             (143,664)        (41,851)

Cumulative effect of change in accounting principle                  -          (3,820)
                                                         --------------  --------------

COMPANY NET LOSS                                           $  (229,285)    $   (81,961)
                                                         ==============  ==============

EPS-Continuing operations
Basic                                                      $     (1.73)    $     (0.74)
Fully Diluted                                              $     (1.73)    $     (0.74)

EPS-Discontinued operations
Basic                                                      $     (2.90)    $     (0.85)
Fully Diluted                                              $     (2.90)    $     (0.85)

EPS-Cumulative effect of change in accounting principle
Basic                                                                      $     (0.08)
Fully Diluted                                                              $     (0.08)


* Other Segment Revenues total $49,728 and $78,251 for the years ended
  December 31, 2000 and 1999, respectively.